<DOCUMENT>
<TYPE>EX-99.CODE ETH
<SEQUENCE>2
<FILENAME>dex99codeeth.txt
<DESCRIPTION>CODE OF ETHICS
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A T FUNDS INVESTMENT TRUST

CODE OF ETHICS
AND
POLICY ON PERSONAL TRADING

ADOPTED DECEMBER 2, 2004

1.  INTRODUCTION

       This Code of Ethics shall apply to A T Funds Investment Trust (the "COMPANY"). Rule 17j-l under the Investment Company Act of 1940, as amended (the "1940 ACT"), requires every registered investment company to have a written code of ethics containing provisions reasonably necessary to prevent its Access Persons (as defined below) from engaging in certain conduct. The Rule also requires that reasonable diligence be used and procedures instituted to prevent violations of the code of ethics.

2.  DEFINITIONS

(a)  "ACCESS PERSON" of the Company means any (i) Trustee, officer or general partner of the Company, (ii) employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of any Security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (iii) natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Securities by the Company.

(b)  "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-l(a)(2) promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") for purposes of determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. Any report required by this Code of Ethics may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Security to which the report relates.

(c)  "CONTROL" has the same meaning as in Section 2(a)(9) of the 1940 Act.

(d)  "HELD OR TO BE ACQUIRED" means any Security, or any option to purchase or sell or any security convertible into or exchangeable for any Security, that, within the most recent 15 days (i) is or has been held by the Company, or (ii) is being or has been considered by the Company for purchase by the Company. A Security is "BEING CONSIDERED FOR THE CURRENT PURCHASE OR SALE" when a decision (or recommendation) to purchase or sell a Security has been made and communicated, and, with respect to a person making a decision (or recommendation), when such person believes such decision or recommendation is imminent. A Security shall be  deemed not "being considered for the current purchase or sale" if it is then not capable of being purchased or sold within the range of prices at which the Company is then willing to purchase or sell such Security, as applicable.

(e)  "SECURITY" means a security as defined in Section 2(a)(36) of the 1940 Act, except: (i) direct obligations of the United States government, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, or (iii) shares issued by open-end registered investment companies.

3.  PROHIBITED TRADING PRACTICES

(a)  No Fraud or Manipulation. No Access Person shall engage in any of the following conduct in connection with the purchase or sale, directly or indirectly, by such persons of a Security Held or to be Acquired by the Company:

(i)  Employing any device, scheme or artifice to defraud the Company;

(ii)  Making any untrue statement of a material fact to the Company or omit to state a material fact necessary in order to make the statements made to the Company, in light of the circumstances under which they are made, not misleading;

(iii)  Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Company; or

(iv)  Engaging in any manipulative practice with respect to the Company.

(b)  No Securities Considered or Purchased by Company. No Access Person shall, directly or indirectly, acquire or dispose of any Beneficial Ownership of a Security that, to his or her knowledge at the time, is:

(i)  Being considered for purchase or sale by the Company; or

(ii)  Then being purchased or sold by the Company.

(c)  Pre-Clearance. No Access Person shall, directly or indirectly, acquire or dispose of any Beneficial Ownership of a Security without first obtaining the approval of the Company NO MORE THAN 24 HOURS BEFORE the trade's execution, unless a longer pre-clearance period is specifically granted by the Company.

(d)  Initial Public Offerings. No Access Person shall, directly or indirectly, acquire or dispose of any Beneficial Ownership of a Security being offered and sold as part of an initial public offering until after the initial public offering, and then only at the prevailing market price.

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 4.  EXEMPTED TRANSACTIONS

       The prohibitions of Section 2 of this Code of Ethics shall not apply to:

(a)  Purchases or sales effected in any account for the benefit of an Access Person over which the Access Person has no direct or indirect influence or control (i.e., where trading discretion has been passed fully to an unaffiliated trustee, investment adviser or other fiduciary).
(b)  Purchases or sales that are non-volitional on the part of the Access Person.

(c)  Purchases that are part of an automatic dividend reinvestment plan or a systematic or periodic purchase or sale program.

(d)  Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(e)  Purchases and sales of securities that are excluded from the definition of Security in Section 2(e).

5.  REPORTING

(a)  Initial Holdings Reports. Within 10 days after becoming an Access Person, every Access Person must provide a written report to the Company specifying (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

(i)  The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

(ii)  As applicable, the ticker symbol or CUSIP number of such Securities;

(iii)  The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

(iv)  The date that the report is submitted by the Access Person; and

(v)  The Access Person's signature.

(b)  Pre-Clearance and Immediate Reporting. Every Access Person must obtain pre-clearance from the Company of those Securities transactions that are required to be pre-cleared. The only Securities that do not have to be pre-cleared are those listed in Section 4 of this Code of Ethics. The Company shall maintain a record of any pre-clearance decision, and the reasons supporting the decision. Access Persons shall cause a duplicate confirmation or monthly brokerage statement regarding such transactions to be automatically sent to the Company ("CONFIRMATIONS").

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(c)  Quarterly Transaction Reports. No later than 30 days after the end of a calendar quarter, every Access Person must provide a written report to the Company specifying:

(i)  With respect to any transaction during the quarter in a Security in which the Access Person had any direct or indirect Beneficial Ownership:

(1)  The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

(2)  As applicable, the ticker symbol or CUSIP number of the Security;

(3)  The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(4)  The price of the Security at which the transaction was effected;

(5)  The name of the broker, dealer or bank with or through which the transaction was effected; and

(6)  The date that the report is submitted by the Access Person; and

(ii)  With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(1)  The name of the broker, dealer or bank with whom the Access Person established the account;

(2)  The date the account was established; and

(3)  The date that the report is submitted by the Access Person.

       An Access Person need not make a quarterly transaction report under this Section 5(c) if the report would duplicate information contained in the Confirmations received by the Company with respect to the Access Person within the time required and if all of the required information is contained in such Confirmations.

(d) Annual Holdings Reports. No later than 30 days after the end of a calendar quarter, every Access Person must (i) provide a written report to the Company containing the same information as required in the initial holdings report required under Section 5(a) of this Code of Ethics (which information must be current as of a date no more than 45 days prior to the date the annual holdings report is submitted); and (ii) certify that he or she is familiar and has complied with this Code of Ethics.

(e) Beneficial Ownership. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the Security to which the report relates.

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6.  PROCEDURAL MATTERS

(a)  Chief Compliance Officer. The Company's Chief Compliance Officer shall be responsible for the implementation of this Code of Ethics, including without limitation, reviewing pre-clearance requests and granting pre-clearance in his or her discretion, reviewing all reports submitted under this Code of Ethics, and determining violations of this Code of Ethics, in accordance with the provisions hereof. All reports under Section 5 shall be submitted to the Chief Compliance Officer, and any questions regarding this Code of Ethics should be directed to the Chief Compliance Officer. In the absence of the Chief Compliance Officer, the Chief Financial Officer of the Company shall act as the alternate chief compliance officer.

(b)  Access Persons. The Chief Compliance Officer or his or her delegate shall create a list of all Access Persons and update the list with reasonable  frequency.

(c)  Circulate Code of Ethics. The Chief Compliance Officer or his or her delegate shall circulate a copy of this Code of Ethics (in hard copy or electronically) to each Access Person at least once each year. In addition, Chief Compliance Officer or his or her delegate shall notify each Access Person of his or her obligation to file reports as provided by Section 5 of this Code of Ethics.

(d)  Records. The Chief Compliance Officer shall ensure that all records required by paragraph (d) of Rule I7j-l of the 1940 Act are properly maintained by the Company.

7. REVIEW OF REPORTS

(a)  Review. The Chief Compliance Officer or his or her designate shall review all initial, quarterly and annual holdings reports and Confirmations (collectively, "REPORTS") to determine whether any violations of this Code of Ethics or of the applicable securities laws may have occurred. If there are any discrepancies between Reports or any Report fails to contain all required information, Chief Compliance Officer shall promptly contact the Access Person to resolve the issue.

(b)  Consideration. No person shall review his or her own Reports. Before making any determination that a non-compliant transaction may have been made by any Access Person, the Chief Compliance Officer shall give such person an opportunity to supply additional explanatory material. If a transaction of the Chief Compliance Officer is under consideration, the Chief Financial Officer shall act in all respects in the manner prescribed herein for the Chief Compliance Officer.

(c)  Violations. If the Chief Compliance Officer discovers a violation or potential violation of this Code of Ethics or applicable securities laws, he or she shall (after consultation with counsel, if desired) provide to the Chief Executive Officer of the Company (or in the case of a violation by the Chief Executive Officer, to the Chief Operating Officer of the Company): (i) the applicable transaction Report(s), (ii) the additional explanatory material of the Access Person, if any, and (iii) his or her written recommendation of sanctions to be imposed upon the Access Person.

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(d)  Sanctions. The Chief Executive Officer (or in the case of a violation by the Chief Executive Officer, the Chief Operating Officer) may impose such sanctions upon the violating Access Person as he or she deems appropriate, which may include a letter of censure, suspension, termination of employment and/or disgorgement of profits. A written report of any such sanctions shall be provided to the Chief Compliance Officer.

(e)  Reports to Board of Trustees. The Chief Compliance Officer shall report to the Board of Trustees of the Company all issues arising under this Code of Ethics, including any material violations and any sanctions imposed with respect thereto, (i) periodically, and (ii) at least annually in writing.

8. BOARD OVERSIGHT

(a)  Code of Ethics. The Board of Trustees must initially approve this Code of Ethics, and must approve any material changes to this Code of Ethics within  six (6) months of such change.

(b)  Annual Reports. The Board of Trustees must annually consider the written report provided to the Board by the Chief Compliance Officer with respect to any issues arising under this Code of Ethics.

(c)  Certification. The Board of Trustees must annually certify that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

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A T FUNDS INVESTMENT TRUST

SUPPLEMENTAL ANTIFRAUD CODE OF ETHICS
FOR
PRINCIPAL OFFICERS AND SENIOR FINANCIAL OFFICERS

(ADOPTED DECEMBER 2, 2004)

A.  INTRODUCTION.

     1.  Code. The Board of Trustees (the "BOARD") of A T Funds Investment Trust (the "TRUST") has adopted this Supplemental Antifraud Code of Ethics (the "CODE") for the Trust's Principal Officers and Senior Financial Officers (the "COVERED OFFICERS") to guide and remind the Covered Officers of their responsibilities to the Trust, other Covered Officers, shareholders of the Trust or any series thereof (each, a "FUND"), and governmental authorities. Covered Officers are expected to act in accordance with the guidance and standards set forth in this Code.

     2.  Covered Officers. For the purposes of this Code, the Trust's Principal Officers and Senior Financial Officers shall include the Chief Executive Officer and Chief Operating Officer, or any other principal executive officer of the Trust, the Chief Financial Officer or any other principal financial officer of the Trust, the principal accounting officer, the controller, and any persons performing similar functions on behalf of the Trust, regardless of whether such persons are employed by the Trust or a third party.

     3.  Statutory Compliance. This Code is intended to serve as the code of ethics described in Section 406 of the Sarbanes-Oxley Act of 2002 and Form N-CSR. To the extent that a Covered Officer is subject to the Trust's code of ethics adopted pursuant to Rule 17j-1 (the "RULE 17J-1 CODE") of the Investment Company Act of 1940, as amended (the "1940 ACT"), this Code is intended to supplement and be interpreted in the context of the Rule 17j-1 Code. This Code also should be interpreted in the context of all applicable laws, regulations, the Trust's Agreement and Declaration of Trust and Bylaws, as amended, and all other governance and disclosure policies and documents adopted by the Board. All Covered Officers must become familiar and fully comply with this Code. Because this Code cannot and does not cover every applicable law or provide answers to all questions that might arise, all Covered Officers are expected to use common sense about what is right and wrong, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct.

     4. Purpose. The purpose of this Code is to set standards for the Covered Officers that are reasonably designed to deter wrongdoing and are necessary to promote:

(a)  Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(b)  Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission (the "SEC") and in any other public communications by the Trust;

(c)  Compliance with applicable governmental laws, rules and regulations;

(d)  The prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

(e)  Accountability for adherence to the Code.

B.  HONEST AND ETHICAL CONDUCT.

  1.  Honesty, Diligence and Professional Responsibility.

(a)  OBSERVANCE OF PRINCIPLES. Covered Officers are expected to observe both the form and the spirit of the ethical principles contained in this Code. Covered Officers must perform their duties and responsibilities for the Trust:

(i)  with honesty, diligence, and a commitment to professional and ethical responsibility;

(ii)  carefully, thoroughly and in a timely manner; and

(iii)  in conformity with applicable professional and technical standards.

(b)  CERTIFIED PUBLIC ACCOUNTANTS. Covered Officers who are certified public accountants are expected carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants from time to time.

  2.  Objectivity / Avoidance of Undisclosed Conflicts of Interest.

(a)  NO CONFLICTS OF INTEREST. Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or the Covered Officer's service to, the Trust. The overarching principle is that Covered Officers are expected to maintain objectivity, to avoid undisclosed conflicts of interest, and to not improperly place their personal interests before the interests of the Trust.

(b)  IMPROPER ACTIVITIES. In the performance of their duties and responsibilities for the Trust, Covered Officers must:

(i)  not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of others;

(ii)  avoid participation in any activity or relationship that constitutes a conflict of interest unless that conflict has been completely  disclosed to affected parties;

(iii)  avoid participation in any activity or relationship that could create the appearance of a conflict of interest;

(iv)  avoid direct or indirect participation in any investment, interest, association, activity or relationship that may impair or appear to impair their objectivity;

(v)  not use their personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trust whereby they would benefit personally to the detriment of the Trust;

(vi)  not cause the Trust to take action, or fail to take action, for their individual personal benefit rather than the benefit of the Trust;

(vii)  not receive, directly or indirectly (such as through a member of the Covered Officer's family), improper personal benefits as a result of his or her position with the Trust.

(c)  SELF-COMPLIANCE. Any Covered Officer who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest should report such situation or activity using the reporting procedures set forth in Section D of this Code. The Audit Committee will not be responsible for monitoring or enforcing this conflict of interest policy, but rather each Covered Officer is responsible for self-compliance with this conflict of interest policy.

(d)  EXAMPLES OF CONFLICTS OF INTEREST. The following list provides examples of some potential conflict of interest situations that should be reported using the reporting procedures set forth in Section D of this Code. Covered Officers should keep in mind that these examples are not exhaustive:

(i)  service as a director on the board of any public company;

(ii)  the receipt of any gift in excess of $250 from any company with which the Trust has current or prospective business dealings;

(iii)  the receipt of any entertainment from any company with which the Trust has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

(iv) any ownership interest in, or any consulting or employment relationship with, any of the Trust's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

(v) a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

(e)  TRUST /INVESTMENT ADVISER RELATIONSHIP. Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Trust and the  investment adviser of which a Covered

Officer may also be an officer or an employee. As a result, this Code recognizes that the Covered Officers may, in the normal course of their duties (whether formally for the Trust or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and the Trust. The participation of such Covered Officers in such activities is inherent in the contractual relationship between the Trust and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Trust. Thus, if performed in conformity with the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), such activities will be deemed to have been handled ethically. Other conflicts of interest are covered by this Code, even if such conflicts of interest are not subject to provisions in the 1940 Act and the Advisers Act.

      3.   Preparation of Financial Statements.

(a)  NO MISREPRESENTATIONS. Covered Officers must not knowingly make any misrepresentations regarding the Trust's or a Fund's financial statements or any facts in the preparation of the Trust's or a Fund's financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Trust's or a Fund's financial statements.

(b)  PROHIBITED ACTIVITIES. This section is intended to prohibit:

(i)   making, or permitting or directing another to make, materially false or misleading entries in the Trust's or a Fund's financial statements or records;

(ii)  failing to correct the Trust's or a Fund's financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

(iii)  signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.

(c)  GAAP. Covered Officers must be scrupulous in their application of generally accepted accounting principles in the United States ("GAAP"). No Covered Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of the Trust or a Fund are presented in conformity with GAAP, or (ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with GAAP, if such statements or data contain any departure from GAAP.

(d)  FULL COMPLIANCE. Covered Officers must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information. If a Covered Officer prepares financial statements, records or related information for purposes of reporting to such bodies, commissions or regulatory agencies, the Covered Officer must follow the requirements of such organizations in addition to GAAP.

(e)  DISPUTES. If a Covered Officer and his or her supervisor have a disagreement or dispute relating to the preparation of financial statements or the recording of transactions, the Covered Officer should take the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:

(i)  The Covered Officer should consider whether (A) the entry or the failure to record a transaction in the records, or (B) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, represents the use of an acceptable alternative and does not materially misrepresent the facts or result in an omission of a material fact. If, after appropriate research or consultation, the Covered Officer concludes that the matter has authoritative support and/or does not result in a material misrepresentation, the Covered Officer need do nothing further.

(ii)  If the Covered Officer concludes that the financial statements or records could be materially misstated as a result of the supervisor's determination, the Covered Officer should follow the reporting procedures set forth in Section D of this Code.

  4.  Obligations to the Independent Auditor of a Fund.

(a)  CANDIDNESS. In dealing with the independent auditor of the Trust (the "AUDITOR"), Covered Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond to specific inquiries and requests by the Auditor.

(b)  NO COERCION. Covered Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead the Auditor in the performance of an audit of the Trust's or a Fund's financial statements for the purpose of rendering such financial statements materially misleading.

C.  FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE.

     1.  Policy of Trust. It is the Trust's policy to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the SEC and in any other public communications by the Trust. The Trust has designed and implemented Disclosure Controls and Procedures to carry out this policy.

     2.  Expectations of Covered Officers. Covered Officers must review the Trust's Disclosure Controls and Procedures to ensure they are aware of and carry out their duties and responsibilities in accordance with the Disclosure Controls and Procedures and the public reporting obligations of the Trust, and are responsible for monitoring the integrity and effectiveness of the Trust's Disclosure Controls and Procedures. Covered Officers are expected to use their best efforts to promote, facilitate, and prepare full, fair, accurate, timely, and understandable disclosure in all reports and documents that the Trust files with, or submits to, the SEC and in any other public communications by the Trust.

D.  COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS.

     1.  Legal Compliance. Covered Officers are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of the Trust's business. If a Covered Officer is in doubt about the legality or propriety of an action, business practice or policy, the Covered Officer should seek advice from the Covered Officer's supervisor or the Trust's legal counsel.

     2.  No Illegality. In the performance of their work, Covered Officers must not knowingly be a party to any illegal activity or engage in acts that are discreditable to the Trust.

     3.  Promotion of Compliance. Covered Officers are expected to promote the Trust's compliance with applicable laws, rules and regulations. To promote such compliance, Covered Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of the Trust about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and the Trust generally.

E.  REPORTING OF ILLEGAL OR UNETHICAL BEHAVIOR.

     1.  Prompt Reporting. Covered Officers shall promptly report any conduct or actions by a Covered Officer that do not comply with the law or with this Code. Failure to so report shall be a violation of this Code.

     2.  Reporting Procedures. Covered Officers and the Trust shall adhere to the following reporting procedures:

(a)  INITIAL REPORT AND RESPONSE. Any Covered Officer who questions whether a situation, activity or practice is acceptable must immediately report such practice to the Chief Executive Officer of the Trust (or to a Covered Officer who is the functional equivalent of this position) or to the Trust's legal counsel. The person receiving the report shall consider the matter and respond to the Covered Officer within a reasonable amount of time.

(b)  REPORT TO AUDIT COMMITTEE. If the Covered Officer is not satisfied with the response of the Chief Executive Officer or counsel, the Covered Officer must report the matter to the Chairman of the Audit Committee. If the Chairman is unavailable, the Covered Officer may report the matter to any other member of the Audit Committee. The person receiving the report shall consider the matter, refer it to the full Audit Committee if he or she deems appropriate, and respond to the Covered Officer within a reasonable amount of time.

(c)  REPORT TO THIRD PARTIES. If, after receiving a response, the Covered Officer concludes that appropriate action was not taken, he or she should consider any responsibility that may exist to communicate to third parties, such as regulatory authorities or the Auditor. In this matter, the Covered Officer may wish to consult with his or her own legal counsel.

(d)  SELF-COMPLIANCE, The Audit Committee and the Trust will not be responsible for monitoring or enforcing this reporting of violations policy, but rather each Covered Officer is responsible for self-compliance with this reporting of violations policy.

(e)  CONFIDENTIALITY. To the extent possible and as allowed by law, reports will be treated as confidential.

(f)  NO RETALIATION. Covered Officers shall not retaliate against any other Covered Officer or any employee of the Trust or their affiliated persons for reports of potential violations that are made in good faith.

(g)  DISCIPLINARY ACTION. If the Audit Committee determines that a Covered Officer violated this Code, failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of this Code, the Trust may take disciplinary action against any such Covered Officer to the extent the Audit Committee deems appropriate. No Covered Officer will be disciplined for reporting a concern in good faith.

(h)  REPORTS TO AUTHORITIES. The Trust and the Audit Committee may report violations of the law to the appropriate authorities.

F.  ACCOUNTABILITY AND APPLICABILITY.

     1.  Accountability and Acknowledgment. All Covered Officers will be held accountable for adherence to this Code. On an annual basis, within thirty (30) days of the beginning of each calendar year, each Covered Officer shall certify in writing his or her receipt, familiarity and commitment to compliance with this Code, by signing the Acknowledgment in the form attached hereto as Schedule A.

     2.  Applicability. This Code is applicable to all Covered Officers, regardless of whether such persons are employed by the Trust or a third party. If a Covered Officer is aware of a person who may be considered a Covered Officer as defined by this Code (a "POTENTIAL OFFICER"), the Covered Officer should inform legal counsel to the Trust of such Potential Officer so that a determination can be made regarding whether such Potential Officer has completed or should complete an Acknowledgment Form. However, the absence of such a determination will not be deemed to relieve any person of his or her duties under this Code.

G.  DISCLOSURE OF THIS CODE. This Code shall be disclosed by at least one of the following methods in the manner prescribed by the SEC, unless otherwise required by law:

(i)  by filing a copy of the Code with the SEC;

(ii)  by posting the text of the Code on the Trust's website; or

(iii)  by providing, without charge, a copy of the Code to any person upon request.

H.  WAIVERS. Any waiver of this Code, including an implicit waiver, that has been granted to a Covered Officer, may be made only by the Board or a committee of the Board to which such responsibility has been delegated, and must be disclosed by the Trust in the manner prescribed by law and as set forth above in Section G (Disclosure of this Code).

I.  AMENDMENTS. This Code may be amended by the affirmative vote of a majority of the Board. Any amendment of this Code, must be disclosed by the Trust in the  manner prescribed by law and as set forth above in Section G (Disclosure of this Code), unless such amendment is deemed to be technical, administrative, or otherwise non-substantive. Any amendments to this Code will be provided to the Covered Officers.

SCHEDULE A

FORM OF CERTIFICATION AND ACKNOWLEDGMENT OF RECEIPT OF
SUPPLEMENTAL ANTIFRAUD CODE OF ETHICS FOR
PRINCIPAL OFFICERS AND SENIOR FINANCIAL OFFICERS

I hereby acknowledge and certify that I have received a copy of A T Funds Investment Trust's Supplemental Antifraud Code of Ethics for Principal Officers and Senior Financial Officers (the "CODE"). I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I hereby acknowledge my commitment to comply with the Code.

Officer Name (Please Print)	Officer Signature

Date